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                                                                   Exhibit 24(b)



                                POWER OF ATTORNEY


         The undersigned, The Gorman-Rupp Company, an Ohio corporation (the "Company"), by the undersigned executive officer of the Company hereunto duly authorized, hereby appoints Jeffrey S. Gorman, David P. Emmens and Anthony R. Moore, and each of them, as attorneys for the Company, with full power of substitution and resubstitution, for and in its name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 (or such other form as counsel to the Company may advise as appropriate) for the purpose of registering (i) the Common Shares of the Company to be offered under the Company's 401(k) Plan, and (ii) an indeterminate amount of interests in such Plan that are separate securities, and any and all supplements, amendments (including post-effective amendments), exhibits and consents to any such Registration Statements, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such Registration Statements or the securities covered thereby, and to take any and all other action that any of them may deem necessary or advisable in order to effect the registration, qualification or exemption of part or all of the Common Shares of the Company or interests in such Plan, to be offered under the securities or Blue Sky laws of any jurisdiction of the United States of America or Canada, with full power and authority to do and perform any and all acts whatsoever necessary or advisable.

         Executed this 20th day of May, 2003.

                                       THE GORMAN-RUPP COMPANY


                                       By /s/ DAVID P. EMMENS
                                         ---------------------------------
                                               David P. Emmens,
                                               Corporate Secretary